Exhibit 3.181
OFFICE OF
THE STATE CORPORATION COMMISSION
CERTIFICATE OF ORGANIZATION
OF
RATON PROPERTY LIMITED COMPANY
1825066
     The State Corporation Commission certifies that the Articles of Organization, duly signed and verified pursuant to the provisions of the
LIMITED LIABILITY COMPANY ACT
(53-19-1 TO 53-19-74 NMSA 1978)
have been received by it and are found to conform to law.
     Accordingly, by virtue of the authority vested in it by law, the State Corporation Commission issues this Certificate of Organization and attaches hereto a duplicate of the Articles of Organization.
Dated: OCTOBER 21, 1996

In Testimony Whereof, the State Corporation Commission of the State of New Mexico has caused this certificate to be signed by its Chairman and the Seal of said Commission to be affixed at the City of Santa Fe

/s/ Gloria Tristani
Chairman

/s/ illegible

Director

illegible

OCT 21 1996

CORPORATION DEPARTMENT
1825066
ARTICLES OF ORGANIZATION
OF
RATON PROPERTY LIMITED COMPANY
     The undersigned, acting as organizer of a limited liability company pursuant to the New Mexico Limited Liability Company Act, adopts the following Articles of Organization:
ARTICLE 1 NAME
     The name of the limited liability company is: Raton Property Limited Company.
ARTICLE 2 DURATION
     The latest date upon which the Company is to dissolve is: January 15, 2029.
ARTICLE 3 AGENT AND ADDRESS
     The address of the Company’s initial registered office is: 119 East Marcy Street, Santa Fe, New Mexico 87501. The name of the Company’s initial registered agent is: C.T. Corporation System, Inc. The address of the Company’s principal place of business is: Suite 1901, 2 North LaSalle Street, Chicago, Illinois 60602.
ARTICLE 4 MANAGEMENT
     Management in the Company is vested in the Manager who is also a member of the company.
ARTICLE 5 INTERNAL AFFAIRS
     The internal affairs of the Company are governed by an Operating Agreement to which all Members are parties.
Dated: October 18, 1996

/s/ Alan O. Amos
Alan O. Amos
Organizer

AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
BY DESIGNATED INITIAL REGISTERED AGENT

To the State Corporation Commission State of New Mexico			ILLEGIBLE

STATE OF Illinois	)
	)	S.S.:
)
COUNTY OF Cook	)
     The undersigned hereby accepts appointment as registered agent for RATON PROPERTY LIMITED COMPANY, a limited liability company, which is named in the annexed Articles of Organization.

Registered Agent’s Signature (Individual)

OR

CT Corporation System

Registered Agent’s Name (Corporation, LCC)

By	/s/ Jeffrey R. Graves

Signature of Agent’s authorized Representative
Subscribed and sworn to before me on October 18, 1996
by Jeffrey R. Graves to me known to be the person described in and who executed the foregoing instrument and acknowledged that he/she executed the same as his/her free act and deed.
“OFFICIAL SEAL”
Mary J. Janiszewski
Notary Public, State of Illinois
My Commission Expires Aug. 31, 1997

/s/ Mary J. Janiszewski NOTARY PUBLIC

MY COMMISSION EXPIRES: 8-31-97

(NOTARY SEAL)
(N.M. — LLC 3280)

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